UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 4, 2007
PPG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-01687	25-0730780

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania	15272

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (412) 434-3131
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 4, 2007, PPG Industries, Inc. (“PPG”), announced that its previously disclosed offer to acquire SigmaKalon (BC) HoldCo B.V. (“SigmaKalon”) from global private investment firm Bain Capital had been accepted. Following the acceptance of the offer, PPG on October 4, 2007 entered into a definitive Agreement for the Sale and Purchase of SigmaKalon (the “SPA”) with SigmaKalon LuxCo. 2, S.a.r.l. (the “Seller”), pursuant to which PPG will purchase the entire issued share capital of SigmaKalon. The total consideration to be paid by PPG is approximately €2.2 billion, consisting of cash in the amount of €717,000,000 and cash in the amount of US $617,400,000, and the assumption of existing indebtedness. A copy of the Company’s press release announcing the SPA is filed as Exhibit 99.1 to this Current Report and is incorporated by reference in this Item 1.01.
     The SPA contains certain limited warranties of the Seller customary in a stock purchase transaction in the secondary buyout market in Europe, and various covenants, regarding the conduct of SigmaKalon pending closing and certain steps to be taken by the Seller relating to the reorganization of certain interests at or around the time of closing. The SPA provides that in the event of a breach of any warranty by Seller under the SPA, PPG must submit any claim related to such breach within three months following closing and the aggregate liability of the Seller shall not exceed the total consideration received. Closing of the transactions contemplated by the SPA is subject to the receipt of regulatory approvals within 120 days of the date of the SPA (the “Outside Date”). In the event regulatory approvals have not been received by the Outside Date, the Seller, at its election, may take a number of actions, including terminating the SPA and requiring PPG to pay a termination fee of €50,000,000. PPG anticipates the closing will occur promptly after the receipt of regulatory approvals.
     The foregoing is a summary of the material terms of the SPA and not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the SPA, which will be filed as an exhibit to PPG’s Annual Report on Form 10-K for its fiscal year ending December 31, 2007.
Item 1.02. Termination of a Material Definitive Agreement
     On October 4, 2007, as a result of the execution of the SPA, the offer announced on July 19, 2007 by PPG to acquire SigmaKalon has been superseded by the SPA.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit 99.1      Press release of PPG Industries, Inc. dated October 4, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 4, 2007	PPG INDUSTRIES, INC. (Registrant)

	By:	/s/ William H. Hernandez

William H. Hernandez Senior Vice President, Finance, Chief Financial Officer and Treasurer